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                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the incorporation by reference in the registration statements of Strayer Education, Inc. and subsidiaries on Form S-8 (Nos. 333-3043 and 333-13597) of our report dated January 29, 1999, on our audits of the consolidated financial statements and financial statement schedule of Strayer Education, Inc. and subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in this Form 10-K.

Washington, D.C.                                   PricewaterhouseCoopers LLP
March 22, 1999